Another step on the path to success First Financial Bancorp Second Quarter 2012 Earnings Release Supplemental Information EXHIBIT 99.2

Another step on the path to success 2 Forward-Looking Statement Disclosure Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ‘‘Act’’). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: • management’s ability to effectively execute its business plan; • the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance; • U.S. fiscal debt and budget matters; • the ability of financial institutions to access sources of liquidity at a reasonable cost; • the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures; • the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); • the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings; • our ability to keep up with technological changes; • failure or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers; • our ability to comply with the terms of loss sharing agreements with the FDIC; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries; • the risk that exploring merger and acquisition opportunities may detract from management’s time and ability to successfully manage our company; • expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected; • our ability to increase market share and control expenses; • the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; • adverse changes in the securities, debt and/or derivatives markets; • our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; • monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry; • our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Another step on the path to success 3 Pre-Tax, Pre-Provision Income Trend  Adjusted pre-tax, pre-provision income represents income before taxes plus provision for all loans less FDIC loss share income and accelerated discount adjusted for significant nonrecurring items  The decrease in second quarter 2012 adjusted PTPP was driven primarily by a decline in net interest income, partially offset by higher fee revenue $30,871 $33,036 $31,468 $31,191 $30,178 1.99% 2.14% 1.92% 1.94% 1.92% 2Q11 3Q11 4Q11 1Q12 2Q12 Dollars in thousands Adjusted PTPP Income Adjusted PTPP / Average Assets

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Pre-Tax, Pre-Provision Income

Dollars in thousands	For the three months ended				
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Pre-tax, pre-provision income [1]	$ 32,636	$ 30,020	$ 33,015	$ 31,814	$ 32,845
Less: accelerated discount on covered loans	3,764	3,645	4,775	5,207	4,756
Plus: loss share and covered asset expense [2]	4,317	3,043	2,521	3,755	2,621
Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO	33,189	29,418	30,761	30,362	30,710
Less: gain on sales of investment securities	-	-	2,541	-	-
Less: gain on sales of non-mortgage loans [3]	171	66	290	700	429
Less: gain related to litigation settlement	5,000	-	-	-	-
Plus: acceleration of deferred swap fees associated with trust preferred redemption	-	-	-	-	590
Plus: One-time expenses related to branch acquisitions	-	-	1,037	1,791	-
Plus: One-time other exit and retention costs	2,160	-	2,501	1,583	-
Plus: One-time pension, trust and other costs	-	1,839	-	-	-
Adjusted pre-tax, pre-provision income	$ 30,178	$ 31,191	$ 31,468	$ 33,036	$ 30,871

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income
[2] Reimbursements related to losses on covered OREO and other credit-related costs are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above
[3] Represents gain on sale of loans originated by franchise finance business

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Another step on the path to success 5 Low Risk Balance Sheet Total Assets by Risk Weighting % As of June 30, 2012 (Dollars in millions)  Return on Average Risk Weighted Assets = 1.92% (Peer Median(1) = 1.30%)  Risk Weighted Assets / Total Assets = 59.49% (Peer Median(1) = 67.54%) (1) Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on peer median financial data as of March 31, 2012 Peer % of 100% RWAs = 55.30%  Only 48% of First Financial’s total assets are 100% risk-weighted assets, over 14% lower than the peer group median  First Financial’s percentage of total risk- weighted assets to total assets is 59.5%, over 11% lower than the peer group median  The lower percentages are driven by the meaningful balance of high-yielding loans covered under loss share agreements with the FDIC  Return on risk-weighted assets significantly exceeds peer median performance  First Financial generates higher returns on a lower risk balance sheet relative to the peer group $2,996 48% $522 8% $2,668 42% $97 2% 100% 50% 20% 0%

Another step on the path to success 6 Revenue by Source  Strategic – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. On a reported basis, approximately 75% of total revenue is derived from strategic businesses. Not including the FDIC loss sharing income and other non-recurring items, strategic operations represents 87% of total revenue.  Acquired-Non-Strategic – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected. Revenue will decrease over time as loans and deposits will not be renewed when they mature.  FDIC Loss Sharing Income – In accordance with guidance provided by the SEC, amounts recoverable from the FDIC related to credit losses on covered loans under loss sharing agreements are required to be recorded as noninterest income  Accelerated Discount on Loan Prepayments and Dispositions – The acceleration of the unrealized valuation discount. Noninterest income results from the prepayment or sale of covered loans. This item will be ongoing but diminishing as covered loan balances decline over time. Total Revenue: $98.4 million For the Three Months Ended June 30, 2012 (Dollars in millions) $74.1 75% $7.2 7% $8.3 9% $3.8 4% $5.0 5% Strategic Transition Related/Acquired-Non-Strategic FDIC Loss Sharing Income Accelerated Discount on Paid in Full Loans Other

Another step on the path to success 7 Noninterest Income and Expense Components of Noninterest Expense For the Three Months Ended June 30, 2012 (Dollars in millions) Components of Noninterest Income For the Three Months Ended June 30, 2012 (Dollars in millions) $49.2 85% $1.0 2% $7.3 13% Strategic FDIC Support Other Non-strategic $16.4 49% $8.3 25% $5.0 15% $3.8 11% Strategic FDIC Loss Sharing Income Other Non-strategic Accelerated Discount on Paid in Full Loans

Another step on the path to success 8 Deposit and Loan Composition Total Deposits = $5.1 billion As of June 30, 2012 (Dollars in millions) Gross Loans = $3.9 billion As of June 30, 2012 (Dollars in millions)  Market exits are complete; acquired-non-strategic deposits consist primarily of time deposits in Western, Michigan and Louisville markets and brokered CDs. $5,046 99% $56 1% Strategic Acquired-Non-Strategic $3,480 89% $436 11%

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Covered Loan Activity

- The majority of the loans acquired as part of the FDIC-assisted transactions are accounted for under ASC Topic 310-30 which requires the Company to periodically update its forecast of expected cash flows from these loans.
- As of June 30, 2012, the allowance for loan and lease losses attributed to valuation of loans accounted for under ASC Topic 310-30 was $48.3 million, an increase of $2.2 million from the first quarter 2012. Expected payments from the FDIC, in the form of FDIC loss sharing income, offset approximately 80% of the recorded impairment and charge-offs.
- Covered loans continue to maintain yields significantly higher than the Company's uncovered loan portfolio.

		Second Quarter 2012 Results						
Dollars in thousands	Balance as of June 30, 2012	Current Period Impairment	Impairment Recapture / Relief	Net Current Period Impairment	Improvement	Projected Wtd. Avg. Rate	Life-to-Date Avg. Rate	Day 1 Projected Rate
Total loans	$ 835,164	$ 8,533	$ (6,362)	$ 2,171	$ 818	10.87% [1]		
Allowance for loan and lease losses	(48,327)	-	-	-	-	0.67%		
Total net loans	$ 786,837	$ 8,533	$ (6,362)	$ 2,171 [3]	$ 818	11.54% [2]	10.78%	9.10%
FDIC indemnification asset	$ 146,765	NA	NA	NA	NA	(5.45%)	1.13%	6.50%
				Weighted average yield		8.87%	9.45%	8.75%

[1] The actual yield realized may be different than the projected yield due to activity that occurs after the periodic valuation.
[2] Accretion rates are applied to the net carrying value of the loan which includes the allowance for loan and lease losses.
[3] Covered loan provision expense of $6.1 million was comprised of net charge-offs during the period of $3.9 million and net impairment / (relief) of $2.2 million.

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Another step on the path to success Components of Credit Losses Covered Assets 10 For the three months ended June 30, Dollars in thousands 2012 Description Net incremental impairment for period $2,171 Reduction in expected cash flows related to certain loan pools net of prior period impairment relief / recapture Net charge-offs 3,876 Represents actual net charge-offs of the recorded investment in covered loans during the period 1 Provision for loan and lease losses - covered 6,047 Loss on sale - covered OREO 1,232 Other credit-related expenses 3,085 Total gross credit losses $10,364 FDIC loss share income $8,280 Represents receivable due from FDIC on estimated credit (Noninterest income) losses; calculated as approximately 80% of gross credit losses related to covered assets $2,084 Difference between these two amounts represents actual credit costs for the period 1 Investment in covered loans originally recorded at less than unpaid principal balance to reflect anticipated credit losses at time of acquisition $2,638 $1,998 $3,178 $2,084 3Q11 4Q11 1Q12 2Q12 Actual Covered Asset Credit Losses

Another step on the path to success 11 Glossary of Terms To assist readers in understanding the Company’s financial results and the effect of recent acquisitions on reported amounts, the following terms are used throughout this release to refer to specific acquisition-related items. The first three define the business components referred to above and the remaining items define specific covered loan terminology.  Legacy-strategic – Elements of the business that existed prior to the acquisitions and will continue to be supported  Acquired-strategic – Elements of the business that the Company intends to retain and will continue to support and build. Legacy-strategic and acquired-strategic are collectively referred to as “strategic”  Acquired-non-strategic – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected  Accelerated discount on covered loans – The acceleration of the unrealized valuation discount. This item will be ongoing but diminishing as covered loan balances decline over time  UPB – Unpaid principal balance  Carrying value – The unpaid principal balance of a covered loan less any valuation discount

Another step on the path to success Tables from Second Quarter 2012 Earnings Release

Another step on the path to success Table I Noninterest Income 13 Table I For the Three Months Ended June 30, March 31, June 30, (Dollars in thousands) 2012 2012 2011 Total noninterest income 33,545$ 31,925$ 41,118$ Certain signif icant components of noninterest income Items likely to recur: Accelerated discount on covered loans 1, 2 3,764 3,645 4,756 FDIC loss sharing income 8,280 12,816 21,643 Income (loss) related to transition/non-strategic operations 91 (10) (485) Items not expected to recur: Other items not expected to recur 5,000 209 (152) Total noninterest income excluding items noted above 16,410$ 15,265$ 15,356$ 1 See Selected Financial Information in the earnings release for additional information 2 Net of the corresponding valuation adjustment on the FDIC indemnification asset

Another step on the path to success Table II Noninterest Expense 14 Table II For the Three Months Ended June 30, March 31, June 30, (Dollars in thousands) 2012 2012 2011 Total noninterest expense 57,459$ 55,778$ 52,497$ Certain signif icant components of noninterest expense Items likely to recur: Loss share and covered asset expense 4,317 3,043 3,376 FDIC loss share support 1,014 1,163 1,369 Acquired-non-strategic operating expenses 1 19 (146) 2,673 Transition-related items 1 - - 161 Items not expected to recur: Acquisition-related costs 1 78 188 76 Other items not expected to recur 2,870 2,797 1,140 Total noninterest expense excluding items noted above 49,161$ 48,733$ 43,702$ 1 See Selected Financial Information in the earnings release for additional information

Another step on the path to success Table III Credit Quality – Excluding Covered Loans 15 Table III As of or for the Three Months Ended Linked Quarter June 30, March 31, December 31, September 30, June 30, (Dollars in thousands) 2012 2012 2011 2011 2011 Total nonaccrual loans 63,093$ 55,945$ 54,299$ 59,150$ 56,536$ Troubled debt restructurings - accruing 9,909 9,495 4,009 4,712 3,039 Troubled debt restructurings - nonaccrual 10,185 17,205 18,071 12,571 14,443 Total troubled debt restructurings 20,094 26,700 22,080 17,283 17,482 Total nonperforming loans 83,187 82,645 76,379 76,433 74,018 Total nonperforming assets 98,875 97,681 87,696 88,436 90,331 Nonperforming assets as a % of: Period-end loans plus OREO 3.27% 3.28% 2.94% 3.00% 3.22% Total assets 1.57% 1.52% 1.31% 1.40% 1.50% Nonperforming assets ex. accruing TDRs as a % of: Period-end loans plus OREO 2.94% 2.96% 2.81% 2.84% 3.11% Total assets 1.42% 1.37% 1.25% 1.32% 1.44% Nonperforming loans as a % of total loans 2.76% 2.79% 2.57% 2.60% 2.65% Provision for loan and lease losses - uncovered 8,364$ 3,258$ 5,164$ 7,643$ 5,756$ Allow ance for uncovered loan & lease losses 50,952$ 49,437$ 52,576$ 54,537$ 53,671$ Allow ance for loan & lease losses as a % of: Period-end loans 1.69% 1.67% 1.77% 1.86% 1.92% Nonaccrual loans 80.8% 88.4% 96.8% 92.2% 94.9% Nonaccrual loans plus nonaccrual TDRs 69.5% 67.6% 72.7% 76.0% 75.6% Nonperforming loans 61.3% 59.8% 68.8% 71.4% 72.5% Total net charge-offs 6,849$ 6,397$ 7,125$ 6,777$ 5,730$ Annualized net-charge-offs as a % of average loans & leases 0.93% 0.87% 0.95% 0.96% 0.83%

Another step on the path to success Table IV Loan Portfolio – Excluding Covered Loans 16 Table IV As of June 30, 2012 March 31, 2012 June 30, 2011 Linked Quarter Percent Percent Percent (Dollars in thousands) Balance of Total Balance of Total Balance of Total Commercial 823,890$ 27.3% 831,101$ 28.0% 798,552$ 28.6% Real estate - construction 86,173 2.9% 104,305 3.5% 142,682 5.1% Real estate - commercial 1,321,446 43.9% 1,262,775 42.6% 1,144,368 41.0% Real estate - residential 292,503 9.7% 288,922 9.7% 256,788 9.2% Installment 61,590 2.0% 63,793 2.2% 63,799 2.3% Home equity 365,413 12.1% 359,711 12.1% 344,457 12.3% Credit card 31,486 1.0% 31,149 1.1% 28,618 1.0% Lease financing 30,109 1.0% 21,794 0.7% 9,890 0.4% Total 3,012,610$ 100.0% 2,963,550$ 100.0% 2,789,154$ 100.0%

Another step on the path to success Table V Investment Portfolio 17 Table V As of June 30, 2012 Securities Securities Other Total Percent Tax Equiv. Effective (Dollars in thousands) HTM AFS Investments Securities of Portfolio Yield Duration Agencies 21,080$ 26,117$ -$ 47,197$ 2.8% 2.80% 3.1 CMO - f ixed rate 534,662 105,671 - 640,333 38.4% 2.24% 1.6 CMO - variable rate - 210,900 - 210,900 12.6% 0.74% 1.0 MBS - f ixed rate 130,481 249,857 - 380,338 22.8% 2.92% 1.7 MBS - variable rate 185,166 72,539 - 257,705 15.4% 2.66% 2.3 Municipal 2,149 7,663 - 9,812 0.6% 7.14% 0.4 Corporate - 40,315 - 40,315 2.4% 6.26% 7.8 Other AFS securities - 11,456 - 11,456 0.7% 2.61% 0.1 Regulatory stock - - 71,492 71,492 4.3% 3.83% - 873,538$ 724,518$ 71,492$ 1,669,548$ 100.0% 2.48% 1.8

Another step on the path to success Table VI Capital Ratios 18 Table VI As of June 30, March 31, June 30, "Well-Capitalized" 2012 2012 2011 Minimum Leverage Ratio 10.21% 9.94% 11.01% 5.00% Tier 1 Capital Ratio 17.14% 17.18% 20.14% 6.00% Total Risk-Based Capital Ratio 18.42% 18.45% 21.42% 10.00% Ending tangible shareholders' equity to ending tangible assets 9.91% 9.66% 11.11% N/A Ending tangible common shareholders' equity to ending tangible assets 9.91% 9.66% 11.11% N/A

Another step on the path to success Table VII Significant Acquisition Related Items 19 Table VII For the Three Months Ended June 30, March 31, June 30, (Dollars in thousands) 2012 2012 2011 Income effect: Accelerated discount on covered loans 1, 2 3,764$ 3,645$ 4,756$ Acquired-non-strategic net interest income 7,117 7,428 8,821 FDIC loss sharing income 1 8,280 12,816 21,643 Service charges on deposit accounts related to acquired-non-strategic operations 42 37 108 Other income (loss) related to transition/non-strategic operations 49 (47) (593) Total income effect 19,252$ 23,879$ 34,735$ Expense effect: Provision for loan and lease losses - covered 6,047$ 12,951$ 23,895$ Loss share and covered asset expense 3 4,317 3,043 3,376 FDIC loss share support 3 1,014 1,163 1,369 Acquired-non-strategic operating expenses: 3 19 (146) 2,673 Acquisition-related costs: 3 78 188 76 Transition-related items: 3 - - 161 Total expense effect 11,475$ 17,199$ 31,550$ 1 Included in noninterest income 2 Net of the corresponding valuation adjustment on the FDIC indemnification asset 3 Included in noninterest expense

Another step on the path to success Table VIII Estimated Yields and Average Balances 20 Table VIII For the Three Months Ended June 30, 2012 Average (Dollars in thousands) Balance Yield Loans, excluding covered loans 1 2,995,296$ 4.88% Covered loan portfolio accounted for under ASC Topic 310-30 2 863,609 11.03% Covered loan portfolio accounted for under ASC Topic 310-20 3 86,617 15.12% FDIC indemnification asset 2 149,788 (5.29%) Total 4,095,310$ 6.02% 1 Includes loans w ith loss share coverage removed 2 Future yield adjustments subject to change based on required, periodic valuation procedures 3 Includes loans w ith revolving privileges w hich are scoped out of ASC Topic 310-30 and certain loans w hich the Company elected to treat under the cost recovery method of accounting

Another step on the path to success Table IX Covered Loan Portfolio 21 Table IX Covered Loan Activity - Second Quarter 2012 Reduction in Recorded Investment Due to: March 31, Contractual Net Loans With June 30, (Dollars in thousands) 2012 Sales Prepayments Activity 1 Charge-Offs 2 Coverage Removed 2012 Commercial 164,933$ -$ 14,360$ 7,365$ 1,199$ -$ 142,009$ Real estate - construction 16,727 - 35 566 793 - 15,333 Real estate - commercial 609,141 1,285 35,579 13,159 1,399 1,046 556,673 Real estate - residential 115,428 - 2,667 939 102 - 111,720 Installment 12,079 - 333 99 6 - 11,641 Home equity 64,824 - 3,155 (1,870) 377 - 63,162 Other covered loans 3,487 - - 163 - - 3,324 Total covered loans 986,619$ 1,285$ 56,129$ 20,421$ 3,876$ 1,046$ 903,862$ 1 Includes partial paydow ns, accretion of the valuation discount and advances on revolving loans 2 Indemnified at 80% from the FDIC

Another step on the path to success Table X Allowance for Loan Losses – Covered 22 Table X As of or for the Three Months Ended June 30, March 31, December 31, September 30, (Dollars in thousands) 2012 2012 2011 2011 Balance at beginning of period 46,156$ 42,835$ 48,112$ 51,044$ Provision for loan and lease losses - covered 6,047 12,951 6,910 7,260 Total gross charge-offs (5,163) (10,118) (13,513) (10,609) Total recoveries 1,287 488 1,326 417 Total net charge-offs (3,876) (9,630) (12,187) (10,192) Ending allow ance for loan and lease losses - covered 48,327$ 46,156$ 42,835$ 48,112$

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